Exhibit 99.1

Orbsat Corp Initiates Transition to NextPlat Effective January 21, 2022

Corporate Name Change Reflects Strategic Focus on Launch of New and Expanded Global eCommerce Platforms for Digital and Physical Assets

MIAMI, FL – January 20, 2022 – Orbsat Corp (NASDAQ: OSAT, OSATW) (“Orbsat” or the “Company”), a global e-commerce provider, today announced that it has changed its corporate name to NextPlat Corp (“NextPlat “) with an effective date of January 21, 2022 (“Effective Date”). The website for NextPlat will be www.nextplat.com.

In connection with the corporate name change, the Company’s Common Stock will begin trading on January 21, 2022, under the new ticker symbol “NXPL” and will retain the current CUSIP of 68557F209, and the Company’s Warrants will begin trading on January 21, 2022, under the new ticker symbol “NXPLW” and will retain the current CUSIP of 68557F118. The corporate name change does not affect the ongoing operations of the Company’s Global Telesat Communications Ltd and Orbital Satcom Corp business units nor the rights of the Company’s stockholders.

“Today is an exciting day for the NextPlat team as we formally enter a new phase of our plan to build the next great e-commerce company. Supported by recent funding rounds raising gross proceeds in excess of $21 million, and guided by a clear business strategy and vision, we are embracing the future of e-commerce and committed to serve as a growth platform for companies of all kinds,” said Charles M. Fernandez, Chairman and CEO of NextPlat. “Looking ahead, we see a tremendous opportunity to expand the reach of our existing global platforms through the introduction and launch of new capabilities, joint ventures and acquisitions which will enable customers to capitalize on the value of their physical and digital assets, reaching new markets around the world.”

Expanding beyond its current global network of online storefronts serving thousands of consumers, enterprises, and governments, NextPlat intends to develop a next generation platform for digital assets built for Web3. The Company’s new platform will enable the use of a range of digital assets including non-fungible tokens (“NFTs”) in e-commerce and in community-building activities.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers in 195 countries through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce activities, its ability to grow and expand as intended, and the Company’s ability to raise additional capital to finance the Company’s operations, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, the Company’s ability to capitalize on its partnerships as well as other similar arrangements, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net